Exhibit 99.1

Contact: Charity Frantz
April 14, 2015	570-724-0225
charityf@cnbankpa.com

C&N Announces FIRST QUARTER 2015 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the three-month period ended March 31, 2015.

First quarter 2015 earnings amounted to $0.31 per basic and diluted share as compared to $0.35 per diluted share in the fourth quarter 2014 and $0.34 per diluted share in the first quarter 2014. The return on average assets for the first quarter 2015 was 1.23%, and the return on average equity was 8.08%.

Highlights related to C&N’s earnings results were as follows:

•	Net interest income of $9,950,000 in the first quarter 2015 was $261,000 (2.6%) lower than the fourth quarter 2014 amount of $10,211,000. The net interest margin was 3.74% in the first quarter 2015, up slightly from 3.73% in the fourth quarter 2014; however, the reduction in net interest income resulted mainly from two fewer calendar days in the quarter and a 0.7% reduction in average total earning assets. Net interest income for the first quarter 2015 was $168,000 (1.7%) lower than the first quarter 2014 amount. The net interest margin for the first quarter 2015 was 0.15% lower than in the first quarter 2014, mainly due to lower yields on securities and loans.

•	The provision for loan losses was $3,000 in the first quarter 2015, down from $123,000 in the fourth quarter 2014. In the first quarter 2014, C&N recorded a credit for loan losses (reduction in expense) of $311,000. The reduction in the provision for loan losses in the first quarter 2015 as compared to the prior quarter included the effects of a slight reduction in qualitative factors used to determine a portion of the allowance for loan losses at the end of the period. The credit for loan losses in the first quarter 2014 included the effects of a net reduction in specific allowances required on impaired loans and a reduction in the collectively determined portion of the allowance resulting from a decrease in loan balances outstanding.

•	Noninterest revenue totaled $3,487,000 in the first quarter 2015, which was $315,000 (8.3%) lower than the fourth quarter 2014 amount and $264,000 (7.0%) lower than the first quarter 2014 amount. Included in noninterest revenue in the first quarter 2015 was an $117,000 decrease in the fair value of servicing rights from residential mortgage loans; in comparison, the fair value of servicing rights decreased $62,000 in the fourth quarter 2014 and increased $105,000 in the first quarter 2014. Service charges on deposit accounts fell $191,000 (15.7%) in the first quarter 2015 as compared to the fourth quarter 2014, and $201,000 (16.4%) as compared to the first quarter 2014, primarily as a result of lower net overdraft fees.

•	Realized gains from available-for-sale securities totaled $74,000 in the first quarter 2015, down from $210,000 in the fourth quarter 2014 and up from $31,000 in the first quarter 2014.

•	Noninterest expenses amounted to $8,464,000, up $214,000 (2.6%) from the fourth quarter 2014 and down $60,000 (0.7%) from the first quarter 2014. The increase in noninterest expenses in the first quarter 2015 as compared to the prior quarter included an increase in pensions and other employee benefits expense of $170,000, reflecting the timing of payroll taxes and other payroll-related expenses that are typically highest in the first quarter of each year. Professional fees expense decreased $150,000 in the first quarter 2015 as compared to the prior quarter as the fourth quarter 2014 total included fees associated with an executive search. Total other operating expense increased $284,000 in the first quarter 2015 as compared to the fourth quarter 2014, as that category included losses on sales of other real estate owned properties of $13,000 in the first quarter 2015 as compared to gains of $185,000 in the fourth quarter 2014. In comparing noninterest expenses for the first quarter 2015 to the first quarter 2014, salaries and wages expense decreased $78,000, including a reduction in stock-based compensation of $55,000 that reflects a longer vesting period associated with awards to executives. Pennsylvania shares tax expense decreased $92,000 in the first quarter 2015 as compared to the first quarter 2014, mainly as a result of an increase in tax credits associated with charitable contributions. Other operating expense increased $35,000 in the first quarter 2015 as compared to the first quarter 2014, including an increase in charitable contributions expense of $86,000.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,251,958,000 at March 31, 2015, up from $1,241,963,000 at December 31, 2014 and $1,235,139,000 at March 31, 2014.

•	Net loans outstanding (excluding mortgage loans held for sale) were $621,211,000 at March 31, 2015, down 0.3% from $623,209,000 at December 31, 2014, and up 0.6% from $617,475,000 at March 31, 2014.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $151,272,000 at March 31, 2015, down 0.8% from $152,505,000 at December 31, 2014 and up 2.6% from $147,391,000 at March 31, 2014.

•	Total nonperforming assets as a percentage of assets was 1.33% at March 31, 2015 as compared to 1.34% at December 31, 2014 and down from 1.44% at March 31, 2014.

•	Deposits and repo sweep accounts totaled $982,474,000 at March 31, 2015, up 0.9% from $973,526,000 at December 31, 2014 and up 1.7% from $966,563,000 at March 31, 2014.

•	Total shareholders’ equity was $189,103,000 at March 31, 2015, up from $188,362,000 at December 31, 2014 and $184,762,000 at March 31, 2014. Tangible common equity as a percentage of tangible assets was 14.28% at March 31, 2015, up from 14.12% a year earlier. In July 2014, C&N announced a common stock repurchase plan for the repurchase of up to 622,500 shares, or 5% of the total shares outstanding on July 16, 2014. In the first quarter 2015, 155,800 shares were repurchased for a total cost of $3,022,000, at an average price of $19.40 per share. Cumulatively through March 31, 2015, 364,100 shares had been repurchased for a total cost of $7,024,000, at an average price of $19.29 per share.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $832,550,000 at March 31, 2015, an increase of 4.4% from a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.